UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2018

Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 4, 2018 (the “Annual Meeting”).  The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 22, 2018.

1.  The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2019.  The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHOLD	BROKER NON-VOTES

Thomas P. Capo	40,616,129	899,904	4,779,818

Steven M. Chapman	40,822,075	693,958	4,779,818

Susan F. Davis	40,808,840	707,193	4,779,818

John J. Holland	40,733,229	782,804	4,779,818

Bradley E. Hughes	40,750,461	765,572	4,779,818

Tracey I. Joubert	41,083,098	432,935	4,779,818

Gary S. Michel	40,927,380	588,653	4,779,818

Robert D. Welding	40,715,689	800,344	4,779,818

2.   Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the year ending December 31, 2017.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED

45,213,291	947,696	134,864

3. The non-binding advisory resolution on the Company's named executive officer compensation was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES

39,457,154	1,775,150	283,729	4,779,818

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018		COOPER TIRE & RUBBER COMPANY

	By:	/s/	Jack Jay McCracken
Jack Jay McCracken
Vice President, Assistant General Counsel and Assistant Secretary